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                                                                    Exhibit 99.1


                          CONSENT OF FUTURE DIRECTOR


           The undersigned consents to the inclusion in this Registration Statement on Form S-1 of my name and biographied information as an individual who will become a member of the Board of Directors of Mac-Gray Corporation upon consummation of the offering contemplated by the prospectus which constitutes a part of such Registration Statement on Form S-1.


                                                 /s/ Eugene B. Doggett
                                                 -------------------------------
                                                 Eugene B. Doggett

Cambridge, MA
August 14, 1997